**FIFTH AMENDMENT TO
PROMISSORY NOTE**

This **FIFTH AMENDMENT TO THE PROMISSORY NOTE** (this "Amendment"), is dated as of May 6, 2025, by and between **THE CRYPTO COMPANY**, a Nevada corporation, with headquarters located at 23823 Malibu Road, Suite 50477, Malibu, California 90265 (the "Borrower"), and **AJB CAPITAL INVESTMENTS LLC**, a Delaware limited liability company, with its address at 2455 Hollywood Blvd, Suite 311, Hollywood, FL 33020 (the "Holder").

WHEREAS:

A. The Borrower has previously issued a 12% Promissory Note to the Holder in the amended principal amount of $252,890, dated as of August 28, 2024 (as thereafter may have been amended from time to time the "Existing Note").

B. Section 4.3 of the Existing Note provides that the Existing Note may be amended only if such amendment is in writing and signed by the Borrower and the Holder.

C. The repayment of the amounts owed by Borrower under the Existing Note is secured by a Security Agreement dated August 28, 2024 (the "Security Agreement").

D. The Borrower and the Holder have agreed to amend the Existing Note to increase the Principal amount thereunder, but only to the extent, in accordance with the terms, subject to the conditions, and in reliance upon the representations and warranties set forth in this Amendment. The Existing Note, together with this Amendment shall collectively be referred to as the "Note."

E. In consideration for providing the additional Principal pursuant to this Amendment, the Holder will receive and the Company will issue a pre-funded warrant, in the form attached hereto as Exhibit A (the "Warrant"), to purchase up to 25,000,000 shares of the Common Stock (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrant, the "Warrant Shares"), subject to adjustments and limitations as provided therein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Borrower and the Holder hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to such terms in the Existing Note.

2. Additional Principal; Amendments.

a. Additional Principal. Holder hereby agrees to loan to Borrower an additional $72,223 (the "Additional Principal"), thereby increasing the face amount of the Note to $325,113; provided, however, that (i) the Additional Principal carries an original issue discount of $7,223 to cover the Holder's monitoring costs associated with the Existing Note and the Additional

Principal and (ii) $4,000 shall be withheld from the Additional Principal in order to cover the Holder's due diligence and legal costs in connection with this Amendment, with each such amount being included in the Additional Principal balance but not being disbursed to Borrower, resulting in an amount disbursed to or on behalf of the Borrower in connection with this Amendment of $61,000.

b. Amendments.

(i) Any reference made in the Existing Note or in any Transaction Document to the "Principal" is hereby deemed to mean "the sum of US$325,113.00."

(ii) Section 3.3 of the Existing Note is replaced in its entirety as follows: "3.3 Failure to Register Shares. The Borrower fails to register the Warrant Shares as required by the Warrant."

3. Limitation of AmendmentThe amendments set forth in Section 2 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any additional amendment, waiver or modification of any other term or condition of the Existing Note or any other Transaction Document, or (ii) otherwise prejudice any right or remedy which Holder may now have or may have in the future under or in connection with the Note or any other Transaction Document, including with respect to any Events of Default existing on the date hereof. This Amendment shall be construed in connection with and as part of the Note. All terms, conditions, representations, warranties, covenants and agreements set forth in the Existing Note and the other Transaction Documents, except as explicitly amended by this Amendment, are hereby ratified and confirmed and shall remain in full force and effect. 4. Note Secured by Security Agreement. The Borrower and the Holder affirm and agree that the Note, as amended by this Amendment, is secured by the Security Agreement.

5. Representations of Borrower. The Borrower hereby represents and warrants to the Holder that:

a. The issuance of the Warrant is duly authorized and, upon exercise of the Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.

b. The execution, delivery and performance of this Amendment and the Warrant by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of

the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

6. Miscellaneous.

a. Integration. This Note (as amended) together with the Transaction Documents, represent the entire agreement and understandings of the parties about this subject matter and supersede prior or contemporaneous negotiations or agreements. For purposes of clarity, nothing in this Amendment shall modify the terms of any Transaction Document except as expressly provided herein. This Note (as amended) shall constitute one of the Transaction Documents and the governing law, jury waiver and judicial reference provisions of the Transaction Documents are incorporated herein by this reference and shall apply to this Amendment as though set for the in full.

b. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

c. No Novation. Borrower agrees that this Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction of the Existing Note or any indebtedness evidenced thereby.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Borrower and the Holder have caused this Amendment to be duly executed as of the date first above written.

THE CRYPTO COMPANY

By: /s/ Ron Levy
Name: Ron Levy
Title: Chief Executive Officer

AJB CAPITAL INVESTMENTS LLC

By: AJB Capital Managers LLC, its manager

By: /s/ Ari Blaine
Name: Ari Blaine
Title: Manager

Exhibit A

Pre-Funded Warrant

See Attached